NEWS RELEASE

CONTACT: Jerry Sleve
Vice President - Administration
Phone: (607) 936-3758 ext. 223
Fax: (607) 962-2844
Date: August 20, 2009

FOR IMMEDIATE RELEASE

Corning Natural Gas Gives Go Ahead for the Town of Virgil Construction

Corning, N.Y. (Thursday, August 20, 2009) - Corning Natural Gas (Corning) is proceeding with construction of a new natural gas distribution system in the Town of Virgil. "Construction began this month and we expect natural gas to be available to customers by mid-October," said Mike German, President & CEO. The franchise was approved by the New York State Public Service Commission on July 23, 2009 which clears the way for the project to move forward. "It was important that the project begin immediately after regulatory approval so that service to customers could be in place for the coming winter. With financing secured and regulatory approval in place, Corning is committed to proceed to connect customers for the 2009/2010 heating season," said Jerry Sleve, Vice President - Administration. A brief press conference at the Virgil Town Hall will be held on Thursday, August 20, 2009 at 2:00 pm.

Corning will connect to an interstate pipeline in the Town and install a local distribution system including approximately four and one-half miles of main through the hamlet to a development on the eastern end of the distribution system. This new development is Hope Lake Lodge & Indoor Waterpark at Greek Peak Mountain Resort. This new expansion project is strongly committed to sustainable building practices. "This is a big step forward for our region and a perfect fit for our project. It is clear with this addition and our Resort that there are economic benefits and growth in our area," per Al Kryger, President of Greek Peak Mountain Resort. The project will provide a competitive alternative fuel to enhance the opportunity for business development in the town, as well as a safe and reliable supply for residential customers along the route.

Corning will offer one-time incentives to customers in the Town to convert to natural gas during the construction phase of the project. "It is much more efficient to connect customers as the project is installed rather than to go back and connect customers at a later date," said Mr. Sleve. Mike German, President & CEO, stated, "We are delighted to be part of such a project that brings economic activity and jobs to upstate New York. Corning is very appreciative to the Town of Virgil for the opportunity to serve the area. Corning is grateful for all the support it has received from local public officials, future customers and Town residents in making this project a go." "The Town of Virgil, located in Cortland County, is similar, in many respects, to other rural towns and villages in New York which are served by Corning Natural Gas," Mr. Sleve stated.

Corning Natural Gas Corporation, headquartered in Corning, NY, continues its one-hundred five year history as a public utility providing natural gas service in the Finger Lakes region of New York to nearly 15,000 residential, industrial and commercial customers. Learn more at http://www.corninggas.com.

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

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